As filed with the Securities and Exchange Commission on December 12, 2014
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________
GREEN DOT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	3465 E. Foothill Blvd. Pasadena, California 91107 (626) 765-2000	95-4766827
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(I.R.S. Employer Identification Number)
______________________
Steven W. Streit
Chairman, President, and Chief Executive Officer
Green Dot Corporation
3465 E. Foothill Blvd.
Pasadena, California 91107
(626) 765-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________
Copies to:
John C. Ricci, General Counsel and Secretary
Green Dot Corporation
3465 E. Foothill Blvd.
Pasadena, California 91107
(626) 765-2000

Bradford P. Weirick, Esq.
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
(213) 229-7900
______________________

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑    Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐
______________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (3)	Amount of registration fee
Class A common stock, $0.001 par value per share (1)	6,133,319 shares	$22.25	$136,466,348	$15,857.39
_____________________

(1)	All the shares of common stock being registered hereby are offered for the account of certain selling stockholders who acquired such shares in a private transaction.
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional number of shares of the Registrant's common stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.

(3)
Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average high and low prices, as reported on the New York Stock Exchange, for the common stock of the Registrant on December 5, 2014 (a date within five business days of the filing of this Registration Statement).

______________________

EXPLANATORY NOTE

This Registration Statement registers 6,133,319 shares of Class A common stock, par value $0.001 per share, (“Common Stock”) to be offered for resale by certain selling stockholders and their assignees.
The selling stockholders acquired their Common Stock in connection with our acquisition of SBBT Holdings, LLC, a Delaware limited liability company (“SBBT”), pursuant to an Agreement and Plan of Merger dated as of September 17, 2014 by and among Green Dot Corporation, a Delaware corporation (the “Company”), Patriot Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, SBBT, Torrey Holdings, LLC, a Delaware limited liability company, solely in its capacity as the initial Holder Representative thereunder, and the persons delivering Joinder Agreements therewith (the “Merger Agreement”).
This Registration Statement contains the form of prospectus to be used in connection with offers and sales by selling stockholders in connection with their sale of Common Stock. Additional selling stockholders may be named in future supplements to the form of prospectus.

GREEN DOT CORPORATION
6,133,319 shares of Class A common stock
The selling stockholders listed on page 11 of this prospectus, together with any additional selling stockholders listed in any applicable prospectus supplement, are offering for resale up to 6,133,319 shares of Class A common stock, par value $0.001 per share (“Common Stock” and sometimes referred to as the “Class A common stock”). The Common Stock may be offered from time to time by the selling stockholders on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, through one or more methods or means as described in the section entitled “Plan of Distribution” beginning on page 12 of this prospectus. We will not receive any proceeds from the sale of our Common Stock by the selling stockholders, but we will incur certain expenses in connection with the offering.
Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. This prospectus describes the general manner in which our Common Stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which our Common Stock may be offered and sold will be described in a supplement to this prospectus. Additional selling stockholders may be named in a supplement to this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in any supplement to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus and any applicable prospectus supplement, carefully before you invest.
Our Common Stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “GDOT”. On December 11, 2014, the last reported sale price of our common stock on the NYSE was $22.34.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND THE RISK FACTORS SECTIONS OF ANY APPLICABLE PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE COMMON STOCK OFFERED BY THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT.
Neither the Securities and Exchange Commission (the “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.
__________________________________
The date of this prospectus is December 12, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in or incorporated by reference into this prospectus and any applicable prospectus supplement contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may” and “assumes,” and variations of such words and similar expressions, are intended to identify forward-looking statements. In addition, any statements regarding the potential for improved margins and revenue and earnings diversification are forward-looking statements. Readers are cautioned that these forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified below, under “Risk Factors” and elsewhere herein. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the businesses of the Company and SBBT (as defined in this prospectus) may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that sales of SBBT products will not be as high as anticipated; the expected growth opportunities or cost savings from the acquisition may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the acquisition, including adverse effects on relationships with former employees of SBBT, may be greater than expected; the risk that the Company may incur unanticipated or unknown losses or liabilities; and the risk that legislative or regulatory changes, or changes in the way the existing legislation and regulations are interpreted or enforced, may adversely affect the business in which SBBT is engaged. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements include the impact of the Company’s supply chain management efforts on its revenue growth, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other factors could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. We undertake no obligation to update or revise any forward-looking statements for any reason.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Commission using the “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the offered securities in one or more offerings.
In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus or any prospectus supplement) the statement in the later-dated document modifies or supersedes the earlier statement.
You should read both this prospectus and any applicable prospectus supplement together with the additional information about us to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”
Unless otherwise specified or if the context otherwise requires, the terms “Green Dot,” “we,” “us,” “our,” the “Company,” and similar terms refer to Green Dot Corporation, a Delaware corporation, and its consolidated subsidiaries. The term “GPR cards” refers to general purpose reloadable prepaid debit cards, the term “prepaid cards” refers to prepaid debit cards and the term “our cards” refers to our Green Dot-branded and co-branded GPR cards. In addition, “prepaid financial services” refers to GPR cards and associated reload services, a segment of the prepaid card industry.
THE COMPANY
Green Dot Corporation is a technology-centric, pro-consumer bank holding company with a mission to reinvent personal banking for the masses. We believe that we are the largest provider of prepaid debit card products and prepaid card reloading services in the United States, as well as a leader in mobile banking with our GoBank mobile bank account offering. Our products are available to consumers at more than 100,000 retailers nationwide, online and via the leading app stores. Our products and services include Green Dot-branded and co-branded GPR cards, Visa-branded gift cards, reload services through our Green Dot Network, using our MoneyPak product or through retailers’ specially-enabled POS devices, and GoBank, an innovative checking account developed for distribution and use via smartphones and other mobile devices.
We were incorporated in Delaware in October 1999 as Next Estate Communications, Inc. and changed our name to Green Dot Corporation in October 2005. We completed our initial public offering of Class A common stock in July 2010. In December 2011, we became a bank holding company under the Bank Holding Company Act of 1956, as amended, as a result of our acquisition of Bonneville Bancorp, the holding company of Bonneville Bank, a state-chartered Utah bank, which was renamed Green Dot Bank and became a member bank of the Federal Reserve System after the acquisition. In February 2014, we completed the process of transitioning our card issuing program with GE Capital Retail Bank to Green Dot Bank. Upon this transition, all Green Dot-branded and Walmart MoneyCard GPR cards and the GoBank product we offer are issued by Green Dot Bank.
Our principal executive offices are located at 3465 East Foothill Boulevard, Pasadena, California 91107, and our telephone number is (626) 765-2000. We maintain a website at www.greendot.com. We make available free of charge, on or through our website via the Investor Relations section at ir.greendot.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the Commission. References to website addresses in this report are intended to be inactive textual references only, and none of the information contained on our website is part of this report or incorporated in this report by reference.

RISK FACTORS
An investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement and the risks described in our most recent annual report on Form 10-K filed with the Commission and incorporated by reference into this prospectus and any applicable prospectus supplement, in each case as these risk factors are amended or supplemented by subsequent quarterly reports on Form 10-Q filed with the Commission and incorporated by reference into this prospectus and any applicable prospectus supplement as the same may be updated from time to time by our future filings with the Commission. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.
The risks and uncertainties we describe are not the only ones facing our company. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our Common Stock and the loss of all or part of your investment.
USE OF PROCEEDS
We will not receive any proceeds from the sale of Common Stock by any selling stockholders. All of the shares of our Common Stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of shares being offered by the selling stockholders.
SELLING STOCKHOLDERS
This prospectus relates to the possible resale by the selling stockholders of shares of Common Stock that we issued to them pursuant to an Agreement and Plan of Merger, dated as of September 17, 2014, by and among Green Dot, Patriot Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Green Dot, SBBT Holdings, LLC, a Delaware limited liability company ( “SBBT”), Torrey Holdings, LLC, a Delaware limited liability company, solely in its capacity as the initial Holder Representative thereunder, and the persons delivering Joinder Agreements therewith (the “Merger Agreement”). We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreement (as defined herein) that we entered into with the selling stockholders.
The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares that such selling stockholders acquired under the Merger Agreement.
The following table presents information regarding the selling stockholders and the shares that each such selling stockholder may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholders and reflects holdings as of December 9, 2014. As used in this prospectus, the term “selling stockholder” includes those selling stockholders identified below and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Prior to the Offering – Number of Shares of Common Stock Being Registered for Resale” represents all of the shares that a selling stockholder may offer under this prospectus. The column “After the Offering (Assuming All Shares of Common Stock Being Offered Hereby are Sold) – Number of Shares of Common Stock Beneficially Owned” assumes that the selling stockholders sell all of the shares offered under this prospectus. However, because the selling stockholders may offer from time to time all, some or none of their shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of the sales. In addition, we do not know how long the selling stockholders will hold their shares before selling them.
Unless otherwise described below, to our knowledge, none of the selling stockholders nor any of their affiliates has held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased the shares of common stock outside the ordinary course of business or, at the time of their acquisition of the shares of common stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares.

The shares of our Common Stock covered by this prospectus were issued in a private placement in connection with our acquisition of SBBT on October 23, 2014. The following table sets forth, to our knowledge, certain information about the selling stockholders as of December 9, 2014.
In the table below, the percentage of shares beneficially owned is calculated pursuant to Rule 13d-3 under the Exchange Act and is based on 52,023,644 shares of our Common Stock outstanding at December 9, 2014. Beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Common stock issuable under stock options that are exercisable within 60 days of December 9, 2014 are deemed outstanding for purposes of computing the percentage ownership of the person holding the options but are not deemed outstanding for purposes of computing the ownership of any other person. Unless indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the persons named below.
The percentages reported below do not take into account the 624 shares of our Series A preferred stock that are outstanding, none of which are held by the selling stockholders. Such shares may be converted into common stock in certain circumstances, at a ratio of 1,000 shares of common stock for each share of Series A preferred stock. See “Description of Capital Stock—Preferred Stock.”

	Prior to Offering			After the Offering (Assuming All Shares of Common Stock Being Offered Hereby are Sold)
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding
Douglas A. Burcombe	154,013	*	154,013	—	*
Bradley S. Cowie (1)(2)	44,534	*	44,534	—	*
D. E. Shaw Direct Capital Portfolios, L.L.C. (3)	263,015	*	263,015	—	*
Joseph Fitzpatrick	25,742	*	25,742	—	*
The Gleicher Family Trust (4)	27,407	*	27,407	—	*
Nicholas Golding (5)	7,076	*	7,076	—	*
Jeffrey F. Henseler (1)(6)	240,277	*	240,277	—	*
Mark Todd Lesher (7)	45,441	*	45,441	—	*
Charles W. Maher (1)(8)	65,679	*	65,679	—	*
Platform Partners, LLC	2,175,722	4.2%	2,175,722	—	*
Andrew J. Priest (9)	87,217	*	87,217	—	*
Priest Interests, LP (10)	2,175,722	4.2%	2,175,722	—	*
Matthias M. Scheuing	51,486	*	51,486	—	*
Henry Brian Schmidt (1)(11)	16,358	*	16,358	—	*
Joseph D. Sica (1)(12)	17,113	*	17,113	—	*
TRIPLECOM Family Limited Partnership (13)	321,544	*	321,544	—	*
Richard H. Turner (1)(14)	305,442	*	305,442	—	*
Steven Varga (1)(15)	109,531		109,531	—	*
A portion of the Common Stock reported as beneficially owned by each of the above selling stockholders and registered hereby is held in escrow by an escrow agent and is subject to release upon certain conditions.

*	Indicates ownership of less than 1.0% of the Common Stock outstanding.
(1)	Employee of SBBT or a subsidiary of SBBT, which are now subsidiaries of Green Dot by virtue of the acquisition of SBBT by Green Dot on October 23, 2014.
(2)	Bradley S. Cowie is currently serving as President and Chief Operating Officer of the SBBT division of Green Dot.
(3)
D.E. Shaw Direct Capital Portfolios, L.L.C holds of record 263,015 shares of Common Stock (such shares of Common Stock held of record by D.E. Shaw Direct Capital Portfolios, L.L.C., the “Subject Shares”). D.E. Shaw Direct Capital Portfolios, L.L.C. will have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares. D.E. Shaw Direct Capital, L.L.C. (“DESDC LLC”), as the manager of D.E. Shaw Direct Capital Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, or his designees, exercise voting and investment control over the Subject Shares on DESDC LLC’s behalf. D.E. Shaw & Co., L.P. (“DESCO LP”), as the managing member of DESDC LLC, which in turn is the manager of D.E. Shaw Direct Capital Portfolios, L.L.C., may also be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Anne Dinning, Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control on DESCO LP’s behalf. D.E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESDC LLC, DESCO LP, or DESCO Inc. owns any shares of Green Dot capital stock directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any shares of Green Dot capital stock directly. By virtue of David E. Shaw’s position as president and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. The business address of each of the foregoing entities and persons is 1166 Avenue of the Americas, Ninth Floor, New York, NY 10036.

(4)
Alan A. Gleicher is the trustee of The Gleicher Family Trust. Mr. Gleicher thus may be deemed to share beneficial ownership of the shares of Common Stock owned of record by The Gleicher Family Trust. The business address of each of the foregoing entities and persons is c/o Alan A. Gleicher, P.O. Box 3030, La Jolla, CA 92037. Mr. Gleicher was a director of SBBT before SBBT was acquired by Green Dot on October 23, 2014.

(5)	Nicholas Golding was a director of SBBT before SBBT was acquired by Green Dot on October 23, 2014.
(6)	Jeffrey F. Henseler is currently serving as Founder/Chief Technology Fellow of the SBBT division of Green Dot.
(7)	Mark Todd Lesher was Chief Executive Officer of SBBT before SBBT was acquired by Green Dot on October 23, 2014.
(8)	Charles W. Maher is currently serving as Chief Executive Officer of the SBBT division of Green Dot.
(9)	Andrew J. Priest was a director of SBBT before SBBT was acquired by Green Dot on October 23, 2014.
(10)
Priest Interests, LP is controlled by Andrew J. Priest. Accordingly, Mr. Priest may be deemed to share beneficial ownership of the shares of Common Stock owned of record by Priest Interests, LP. The business address of each of the foregoing entities and persons is 2425 West Loop South, Ste. 800, Houston, TX 77027. Mr. Priest was a director of SBBT before SBBT was acquired by Green Dot on October 23, 2014.

(11)	Henry Brian Schmidt is currently serving as Chief Legal Officer of the SBBT division of Green Dot.
(12)	Joseph Sica is currently serving as Chief Policy and Industry Relations Officer of the SBBT division of Green Dot.
(13)
John S. Davis is the general partner of TRIPLECOM Family Limited Partnership. Accordingly, Mr. Davis may be deemed to share beneficial ownership of the shares of Common Stock owned of record by TRIPLECOM Family Limited Partnership. The business address of each of the foregoing entities and persons is 2554 Silver Cloud Court, Park City, UT 84060. Mr. Davis is currently serving as Chief Strategy Officer of the SBBT division of Green Dot.

(14)	Richard H. Turner is currently serving as Founder and Executive Chairman of the SBBT division of Green Dot.
(15)	Steven Varga is currently serving as Chief Client Officer of the SBBT division of Green Dot.
PLAN OF DISTRIBUTION
We are registering the shares of Common Stock on behalf of the selling stockholders pursuant to the terms of a Registration Rights Agreement, dated as of October 23, 2014, by and among Green Dot Corporation and certain persons listed on Exhibit A thereto (the “Registration Rights Agreement”) in connection with our acquisition of SBBT. A copy of the Registration Rights Agreement is filed as an exhibit to the Registration Statement of which this prospectus is a part.
Additional selling stockholders not named in this prospectus may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. See “Selling Stockholders.”

Any or all of the selling stockholders may offer the shares of Common Stock from time to time, either in increments or in a single transaction. The selling stockholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
All or any portion of such Common Stock may be sold from time to time directly by the selling stockholders (and any of their pledgees, donees, transferees, assignees and successors-in-interest ) or, alternatively, through one or more underwriters, broker-dealers or agents. Such Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

•	on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	in sales pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);

•	with broker-dealers who may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share;

•	in an underwritten offering;

•	in a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.
In connection with sales of the Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell the Common Stock short and deliver Common Stock to close out such short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell such Common Stock.
Notwithstanding anything in this prospectus to the contrary, in no event will such method(s) of distribution take the form of an underwritten offering of the Common Stock except in accordance with the terms of the Registration Rights Agreement.
We have advised each selling stockholders that it is the view of the Commission that it may not use shares registered on the Registration Statement to cover short sales of the Common Stock made prior to the date on which the Registration Statement is declared effective by the Commission. If a selling stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible for complying with the applicable provisions of the Securities Act and

Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of its Common Stock under the Registration Statement.
Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder's agent in the resale of the shares of common stock by the selling stockholder, or the securities firm may purchase shares of common stock from the selling stockholder as principal and thereafter resell those shares from time to time. Securities firms may, to the extent permissible, receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts, if any, to exceed what is customary in the types of transactions involved.
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus or a prospectus supplement to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Common Stock sold hereunder will be paid by the selling stockholder and/or the purchasers.
We are required to pay certain fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the Common Stock sold pursuant to this prospectus. We have agreed to indemnify the selling stockholders against certain losses, including losses which the stockholders may become subject under the Securities Act or the Exchange Act.
DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 100,000,000 shares of Class A common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share, of which 10,085 shares have been designated as Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock. As of December 9, 2014, there were 52,023,644 shares of Class A common stock outstanding, held by 152 stockholders of record, and 624 shares of Series A preferred stock outstanding, held by 4 stockholders of record.
Common Stock
Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our Class A common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock will receive Class A common stock, or rights to acquire Class A common stock, as the case may be.
Voting Rights. Holders of our Class A common stock are entitled to one vote per share. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. In addition, our certificate of incorporation provides that, so long as we are a bank holding company, a holder, or group of affiliated holders, of more than 24.9% of our common stock may not vote shares representing more than 14.9% of the voting power represented by the outstanding shares of our Class A common stock. In December 2011, Green Dot Corporation became a bank holding company under the Bank Holding Company Act of 1956, as amended.
Preemptive Rights and Similar Rights. Our Class A common stock is neither entitled to preemptive rights nor is it subject to redemption.

Conversion. Our Class A common stock is not convertible into any other shares of our capital stock. In August 2013, the issued and outstanding shares of our Class B common stock declined to less than 10% of the aggregate number of issued and outstanding shares of our Class A common stock and Class B common stock. Pursuant to the terms of Article V of our certificate of incorporation, the issued and outstanding shares of our Class B common stock automatically converted into our Class A common stock. Following this automatic conversion, there is now only one class of common stock outstanding – our Class A common stock. Accordingly, the issuance of Class B common stock in the future would require amending our certificate of incorporation.
Right to Receive Liquidation Distributions. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, unless approved by the affirmative vote of the holders of a majority of our capital stock entitled to vote, or such other vote as may be required by the certificate of designation establishing the series. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock.
In December 2011, we filed a restated Certificate of Incorporation that authorized 10,085 shares of Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock, or Series A Preferred Stock. We then entered into and completed a share exchange with a significant stockholder, whereby 6,859,000 shares of our then-outstanding Class B common stock were exchanged for 6,859 shares of our newly created Series A preferred stock. Our certificate of incorporation specified the following rights, preferences, and privileges for our Series A preferred stockholders:
Dividend Rights. Holders of shares of our Series A preferred stock are entitled to receive ratable dividends (on an as-converted basis, taking into account the conversion rate applicable to the Series A preferred stock at the time) only as, if and when any dividends are paid in respect of our Class A common stock.
Voting Rights. Series A preferred stock is non-voting, subject to limited exceptions.
Conversion. Our Series A preferred stock is not convertible into any other security except that it converts into Class A common stock if it is transferred by a holder (i) in a widespread public distribution, (ii) in a private sale or transfer in which the transferee acquires no more than 2% of any class of voting shares of our company, (iii) to a transferee that owns or controls more than 50% of the voting shares of our company without regard to any transfer from the transferring stockholder or (iv) to our company. Each share of Series A preferred stock so transferred will automatically convert into 1,000 shares (subject to appropriate adjustment for any stock split, reverse stock split, stock dividend, recapitalization or other similar event) of our Class A common stock.
Right to Receive Liquidation Distributions. In the event of any liquidation, dissolution or winding-up of the affairs of Green Dot (excluding a Reorganization Event (as defined below)), the assets of the Company or the proceeds thereof legally available for distribution to our stockholders are distributable ratably among the holders of our Class A common stock and any Series A preferred stock outstanding at that time after payment to the holders of shares of our Series A preferred stock of an amount per share equal to (i) $0.01 plus (ii) any dividends on our Series A Preferred Stock that have been declared but not paid prior to the date of payment of such distribution. In connection with any merger, sale of all or substantially all of the assets or other reorganization involving our company (a “Reorganization Event”) and in which our Class A common stock is converted into or exchanged for cash, securities or other consideration, holders of shares of our Series A preferred stock will be entitled to receive ratable amounts

(on an as-converted basis, taking into account the conversion rate applicable to Series A preferred stock at the time) of the same consideration as is payable to holders of our Class A common stock pursuant to a Reorganization Event.
Registration Rights Agreement
The terms of the Registration Rights Agreement grants the selling stockholders (and their successors and permitted assigns who hold shares of our Class A common stock in accordance with the Registration Rights Agreement) certain rights with respect to the registration of their shares under the Securities Act as described below:
Form S-3 Registration Rights. The Merger Agreement required Green Dot to file a Form S-3 shelf registration statement to register the shares of Class A common stock issued in the merger with SBBT as soon as reasonably practicable after the closing of the merger and to cause the registration statement to be declared effective within 75 days of the closing of the merger. Subject to certain exceptions, Green Dot must keep the Form S-3 registration statement continuously effective until the earlier of (x) the date following the second anniversary of the closing of the merger on which there remain fewer than 1,840,001 registrable securities (i.e., approximately 30% of the aggregate shares of Green Dot common stock issued in the acquisition) and (y) the 30 month anniversary of the acquisition closing. We may delay the filing or effectiveness of the registration statement for up to 60 days in certain circumstances where we determine in good faith that it would be detrimental to Green Dot for resales of registrable securities to be made pursuant to the registration statement; provided, we cannot delay or suspend for more than 90 days in any 12 month period and not more than 180 days in the aggregate during the effectiveness period.
Underwritten Offerings. The registration rights agreement grants holders holding at least $30 million of registrable securities the right to cause Green Dot to effect up to two underwritten offerings under the Form S-3 registration statement of, in each case, registrable securities having an aggregate offering price of at least $30 million. The foregoing registration rights are subject to various conditions and limitations, including the right of underwriters of an offering to limit the number of registrable securities that may be included in an offering.
Expenses of Registration Rights. We will generally pay all expenses, other than underwriting discounts and commissions, transfer taxes and the fees and disbursements of more than one counsel for the selling stockholders, incurred in connection with the registration described above.
Expiration of Registration Rights. The registration rights under the Registration Rights Agreement will terminate as to any particular shares on the date on which the holder sells such shares to the public in a registered offering or pursuant to Rule 144 under the Securities Act.
Prior Registration Rights Agreement
Pursuant to the terms of our Ninth Amended and Restated Registration Rights Agreement dated as of May 27, 2010, as amended (the “Prior Registration Rights Agreement”), holders of our approximately 22,500,000 shares of Class A common stock are also entitled to rights with respect to the registration of shares under the Securities Act, as described below:
Demand Registration Rights. At any time after January 27, 2011, the holders of at least 50% of the then-outstanding shares having registration rights can request that we file a registration statement covering registrable securities with an anticipated aggregate offering price of at least $5.0 million. We are only required to file two registration statements upon exercise of these demand registration rights. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if we determine that the filing would be detrimental to us and that it would be in our best interests to defer the filing of the registration statement.
Piggyback Registration Rights. If we register any of our Class A common stock for public sale, holders of shares having registration rights will have the right to include their shares in the registration statement. However, this right does not apply to a registration relating to any of our employee benefit plans or a registration in which the only Class A common stock being registered is Class A common stock issuable upon conversion of debt securities that are also being registered. The managing underwriter of any underwritten offering will have the right, in its sole discretion, to limit, because of market conditions, the number of shares registered by these holders, in which case the number of shares to be registered will be apportioned pro rata among these holders, according to the total amount of securities entitled to be included by each holder, or in a manner mutually agreed upon by the holders. However, the number of shares to be registered by these holders cannot be reduced below 25% of the total value of the shares covered by the registration statement. As of September 17, 2014 , in accordance with the terms of the Prior

Registration Rights Agreement, the Company and holders constituting a supermajority waived (on behalf of all holders) all piggyback registration rights that such holders may have held in respect of any registration of shares of the Company’s Class A common stock pursuant to the Registration Rights Agreement.
Form S-3 Registration Rights. The holders of at least 20% of the then-outstanding shares having registration rights can request that we register all or part of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered is at least $1.0 million. The stockholders may only require us to file two registration statements on Form S-3 in a 12-month period. We may postpone the filing of a registration statement on Form S-3 for up to 90 days once in a 12-month period if we determine that the filing would be seriously detrimental to us and our stockholders.
Expenses of Registration Rights. We will pay all expenses, other than underwriting discounts and commissions and the fees and disbursements of more than one counsel for the selling stockholders, incurred in connection with the registrations described above.
Expiration of Registration Rights. The registration rights described above will expire, with respect to any particular holder of these rights, on the earlier of July 27, 2015 or when that holder can sell all of its registrable securities in any three-month period under Rule 144 of the Securities Act.
Anti-takeover Provisions
The provisions of Delaware law and the provisions of our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or preventing a change in our control.
Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.
Restated Certificate of Incorporation and Restated Bylaw Provisions. Our restated certificate of incorporation and our restated bylaws include a number of other provisions that could deter hostile takeovers or delay or prevent a change in our control, including the following:

•
Board of Directors Vacancies. Our restated certificate of incorporation and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•
Classified Board. Our restated certificate of incorporation and restated bylaws provide that our board is classified into three classes of directors. This could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror. In addition, stockholders are not permitted to cumulate their votes for the election of directors.

•
Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or our president.

•
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•
Limits on Voting Power. Our restated certificate of incorporation provides that a holder, or group of affiliated holders, of more than 24.9% of our common stock may not vote shares representing more than 14.9% of the voting power represented by the outstanding shares of our Class A common stock. These provisions might make it more difficult for, or discourage an attempt by, such a stockholder to obtain control of us by means of a merger, tender offer, proxy contest or other means.

•
Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult, or to discourage an attempt to obtain control of us by means of, a merger, tender offer, proxy contest or similar transaction.

These provisions may deter a hostile takeover or delay a change in control or management of the Company.
Listing
Our Class A common stock is listed on the NYSE under the symbol “GDOT.”
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.
LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, the validity of our shares of Common Stock will be passed upon for us by Gibson, Dunn & Crutcher LLP, Los Angeles, California.
EXPERTS
Our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
SBBT’s financial statements incorporated in this prospectus by reference to our current report on Form 8-K/A filed December 12, 2014 have been so incorporated in reliance on the report of Lavine, Lofgren, Morris & Engelberg, LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information, or obtain copies of the information by mail, at the following location of the Commission:
Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549-2736.
You may also obtain information on the operation of the Public Reference Room by calling the Commission at (800) SEC-0330.
The Commission also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like Green Dot, that file electronically with the Commission. The address of that website is http://www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus.

You may also obtain copies of the documents at prescribed rates by writing to the Commission's Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549-2736.
We are “incorporating by reference” into this prospectus certain information we file with the Commission, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the Commission will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 3, 2014 (including those portions of our Proxy Statement on Schedule 14A, filed April 10, 2014, incorporated by reference therein).

•
Quarterly Reports on Form 10-Q for the period ended March 31, 2014, filed on May 12, 2014; for the period ended June 30, 2014, filed on August 11, 2014; and for the period ended September 30, 2014, filed on November 7, 2014.

•
Current Reports on Form 8-K filed on January 30, 2014, February 6, 2014, February 10, 2014, February 24, 2014, April 30, 2014, May 23, 2014, July 31, 2014, September 18, 2014 and October 24, 2014; and the Form 8-K/A, filed on December 12, 2014.

•	The description of Green Dot’s capital stock found in its Form 8-A, filed on July 13, 2010, and other documents subsequently filed to amend such description.

•
The Ninth Amended and Restated Registration Rights Agreement attached as Exhibit 4.01 to Amendment No. 4 to Form S-1 filed on June 29, 2010, as amended by First Amendment to Ninth Amended and Restated Registration Rights Agreement attached as Exhibit 4.02 to Form S-1/A filed on July 19, 2010, and as further amended by Second Amendment to Ninth Amended and Restated Registration Rights Agreement attached as Exhibit 4.01 to Form 8-K filed on December 14, 2011.

•
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to Investor Relations, Green Dot Corporation, 3465 E. Foothill Blvd., Pasadena, CA 91107, telephone: (626) 765-2000.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Company. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

SEC registration fee	$15,857.39
Legal fees and expenses	$28,000.00
Accounting fees and expenses	$5,000.00
Escrow and transfer agents’ fees and expenses	$0.00
Federal taxes	$0.00
Printing fees	$0.00
Miscellaneous expenses	$0.00
Total	$48,857.39

Item 15. Indemnification of Directors and Officers.
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the DGCL, the Company’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

•	for any transaction from which the director derived an improper personal benefit.
As permitted by the DGCL, the Company’s restated bylaws provide that:

•	the Company is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	the Company may indemnify its other employees and agents as set forth in the DGCL;

•
the Company is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.
The Company has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, executive officer or employee of the Company regarding which indemnification is sought. The indemnification provisions in the Company’s restated certificate of incorporation and restated bylaws and the indemnification agreements entered into or to be entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Company’s directors and executive officers for liabilities arising under the Securities Act.
The Company has directors’ and officers’ liability insurance for securities matters.
In addition, Michael J. Moritz, one of our directors, is indemnified by his employer with regard to his serving on the Company’s board of directors.

Item 16. Exhibits.
The Exhibit Index attached hereto and the exhibits listed therein are incorporated herein by reference.
Item 17. Undertakings.
The undersigned Registrant hereby undertakes:

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) (a) – (c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(ii)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv)	That, for purposes of determining liability under the Securities Act to any purchaser:

(a)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(v)
That, for purposes of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(vi)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(vii)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant, Green Dot Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, state of California.
Date: December 11, 2014

GREEN DOT CORPORATION

By:	/s/ Grace T. Wang
Grace T. Wang
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Steven W. Streit, John C. Ricci and Grace T. Wang, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

	Signature	Title	Date

By:	/s/ Steven W. Streit	Chairman, President, and Chief Executive Officer (Principal Executive Officer)	December 11, 2014
Name:	Steven W. Streit

By:	/s/ Grace T. Wang	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 11, 2014
Name:	Grace T. Wang

By:	/s/ Kenneth C. Aldrich	Director	December 11, 2014
Name:	Kenneth C. Aldrich

By:	/s/ Samuel Altman	Director	December 11, 2014
Name:	Samuel Altman

By:	/s/ Mary J. Dent	Director	December 11, 2014
Name:	Mary J. Dent

By:	/s/ Timothy R. Greenleaf	Director	December 11, 2014
Name:	Timothy R. Greenleaf

By:	/s/ Michael J. Moritz	Director	December 11, 2014
Name:	Michael J. Moritz

By:	/s/ George T. Shaheen	Director	December 11, 2014
Name:	George T. Shaheen

EXHIBIT INDEX

Exhibit No.	Description
2.01(1)
Agreement and Plan of Merger, dated as of September 17, 2014, by and among Green Dot Corporation, Patriot Merger Sub LLC, SBBT Holdings, LLC, Torrey Holdings, LLC, solely in its capacity as the initial Holder Representative, and certain persons delivering Joinder Agreements therewith.

3.01(2)	Tenth Amended and Restated Certificate of Incorporation of Green Dot Corporation.
3.02(3)	Amended and Restated Bylaws of Green Dot Corporation.
3.03(4)	Certificate of Designations of Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock of Green Dot Corporation, dated as of December 8, 2011.
4.01(5)	Registration Rights Agreement, dated as of October 23, 2014 by and among Green Dot Corporation and certain Persons listed on Exhibit A thereto.
5.01	Opinion of Gibson, Dunn & Crutcher LLP.
23.01	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
23.02	Consent of Ernst & Young LLP.
23.03	Consent of Lavine, Lofgren, Morris & Engelberg, LLP.
24.01	Power of Attorney (included on the signature pages to this Registration Statement on Form S-3).
____________________________

(1)	Incorporated by reference to Exhibit 2.1 to the current report on Form 8-K filed by Green Dot on September 18, 2014.
(2)	Incorporated by reference to Exhibit 3.02 to Amendment No. 2 to Green Dot Corporation Form S-1, filed by Green Dot April 26, 2010.
(3)	Incorporated by reference to Exhibit 3.04 to Amendment No. 4 to Green Dot Corporation Form S‑1, filed by Green Dot on June 29, 2010.
(4)	Incorporated by reference to Exhibit 3.01 to the current report on Form 8‑K filed by Green Dot on December 14, 2011.
(5)	Incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed by Green Dot on October 24, 2014.